UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported)
July 8, 2020
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Phreesia, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-38977 (Commission File Number)	20-2275479 (I.R.S. Employer Identification Number)
432 Park Avenue South, 12th Floor
New York, New York 10016
(Address of principal executive offices and zip code)

(888) 654-7473
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PHR	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07. Submission of Matters to a Vote of Security Holders.
On July 8, 2020, Phreesia, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) to consider and vote on the two proposals set forth below, each of which is described in greater detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on May 27, 2020. The final voting results are set forth below.
Proposal 1 – Election of Directors
The stockholders elected each of the three persons named below to serve as a Class I director of the Company for a three-year term that expires at the Company’s annual meeting of stockholders in 2023 and until his successor has been duly elected and qualified, subject to his earlier resignation or removal. The results of such vote were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Chaim Indig	15,177,644	6,699,507	5,516,937
Michael Weintraub	11,225,681	10,651,470	5,516,937
Edward Cahill	11,582,656	10,294,495	5,516,937
Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm
The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2021. The results of such vote were as follows:

Votes For	Votes Against	Abstentions
27,305,801	56,173	32,114

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2020	Phreesia, Inc.

	By:	/s/ Thomas Altier
	Name:	Thomas Altier
	Title:	Chief Financial Officer